合作协议

Cooperative Agreement

American Town

甲方：涉县招商投资促进局

Part A:Shexian county Investment Promotion Bureau

乙方：美国小镇股份有限公司

Part B: Americatowne Inc.

经甲方邀请，乙方跟甲方决定建立战略合作关系，双方经友好协商，在互惠互利的基础上，以甲方资源优势为基础，投资建设美国小镇旅游度假项目，双方共同达成合作意向如下：

Part B intends to set up the strategic cooperative partnership under the base of mutual benefits. Both parts should invest and develop the project of building American town. Meanwhile, the investments from Part A will be local resources. The cooperative intent approved by Part A and Part B is followed as below:

第一条：合作范围

First clause: Cooperation Range

经协商一致，双方同意按本合作意向约定，拟合作事项范围:在韩王山风景区内开发旅游。

Approved by Part A and Part B, both agree to cooperate in accordance with the Cooperative Intent. The cooperation range includes: develop the tourism about the scenic spots in Hanwang mountain.

第二条：合作方式一种方式为甲方以土地入股，利润按比例分成；第二种方式为乙方通过招、拍、挂取得土地使用权后，乙方投资建设旅游地产。具体方式以正式合同文本为准。

Second clause: Cooperation form: (1) Part A holds shares by providing land, and the profit should in accordance with the stock equity.

第三条：双方提供的支持

Third clause: Approval from Part A and Part B

（一）为促进合作项目的开展，甲方和乙方将充分利用各自的资源、技能和经验方面的优势，为双方的合作项目提供充分的支持。

(一) For promoting the development of the project, Party A and Party B should make a full use of their respective advantages on resources, skills and experiences, ensuring sufficient support to the cooperation project of both parties.

（二）甲方为合作项目提供的支持包括甲方为乙方提供

各种优质服务，并协调、落实外商投资企业在中国应该享受的各项优惠政策。

（二）Party A will offer the cooperation project support including: Part A should provide all excellent services to Part B, meanwhile, Part A should ensure all advantages from policies gotten by Part B.

（三）乙方为合作项目承诺做到乙方以最快速度保质保量完成项目建设，并依法纳税，乙方项目拟投资额度为 3000 万美金。

（三）Promise from Part B: Part B should complete the project with high quality in the fastest way. Meanwhile, Part B should pay tax to government under the law. The investment from Part B should be USD 30 million.

第四条：实施时间安排

Fourth clause: Arrangement for the Implementation Time

双方同意，本合作协议签订后，立即成立工作组和沟通机制，就本协议事项具体合作事宜进行商谈。

Both parties agree that workgroups and communication mechanism shall be founded immediately after the signing of the agreement, and cooperation

details of the clauses of the agreement shall be negotiated on.

第五条：保密性

Fifth clause: Confidentiality

双方未经对方允许，不得以任何方式披露双方文件或合作内容信息(美国证券交易委员会报告除外)。

With the exception of Part B SEC reporting, either party shall not disclosure information about documents and cooperation content of both parties in any way without the permission of the other party.

第六条：不可抗力

Sixth clause: Force Majeure

本合作协议签订后，由于不可抗力因素或政策法规调整等不可预见、事件影响而不能部分或全部履行本合作协议义务的，可根据情况部分或全部免于承担违约责任。

After the signing of the agreement, if the duties of the agreement can not be fully implemented because of force majeure, adjustment of policies, laws and rules, and other unpredictable influences, the liability for breach of contract of the responsible party can be partly or fully exempted according to actual situation.

第七条：其他

Seventh clause: Others

（一）甲乙任何一方如提前终止协议，需提前一个月通知另一方;如一方擅自终止协议，另一方将保留对违约方追究违约责任的权利。

（一）Either party shall notify the other party if it wants to terminate the agreement in advance; if either party takes the liberty to terminate the agreement itself, the other party shall retain the right to hold it responsible for breach of contract.

（二）本协议一式两份，双方各执一份，具有同等法律效力。

（二）The agreement shall have two copies and each party shall keep one copy, which shall have the same legal effect.

甲方：	乙方：
Part A:	Part B:
代表签字：	代表签字：
Signature:	Signature:
日期：2016年6月21日	日期： 年 月 日
Date: year month day	Date: year month day
盖章：	盖章：6/21/16